UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2007

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-24672	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2007 the Compensation Committee of the Board of Directors of Hollis-Eden Pharmaceuticals, Inc. (the “Company”) approved entering into an amendment of the employment agreement, effective November 1, 1996, by and between the Company and Richard B. Hollis, the Company’s Chairman and Chief Executive Officer. The sole reason for the amendment to the employment agreement is to revise certain provisions to be in compliance with the final Treasury regulations recently adopted by the Internal Revenue Service under Section 409A of the Internal Revenue Code. The amendments to the existing employment agreement do not modify the salary, bonus, severance, change in control payments or other benefits that are currently provided to Mr. Hollis under the employment agreement which was previously filed by the Company as Exhibit 10.6 to the Company’s Registration Statement on Form S-4 (No. 333-18725), as amended.

The amendments to the employment agreement:

•

Modify the definition of “Sufficient Reason” to (i) clarify the definition of a change of control for purposes of constituting “Sufficient Reason”; (ii) require a notice and opportunity to cure provision; and (iii) provide that a material reduction by the Company in Mr. Hollis’ base salary except for across-the-board salary reductions approved by 66-2/3% of the Company’s board of directors similarly affecting all management personnel of the Company will constitute “Sufficient Reason”;

•	Remove a provision granting discretion to Mr. Hollis as to the timing of receipt of termination payments;

•

Provide that if Mr. Hollis is deemed to be a “specified employee” (as defined by Section 409A) and termination amounts payable to him under the employment agreement are deemed to be subject to Section 409A, then upon termination Mr. Hollis will have to wait six months before receiving a lump-sum payment of such amounts as provided in the employment agreement; and

•	Add additional language to reflect the final Treasury regulations regarding deferred compensation payments to executives of public companies.

The description of the amendment to the employment agreement with Mr. Hollis contained in this Item 5.02 is qualified in its entirety by reference to the full text of the amendment to the employment agreement, a copy of which is filed as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 7, 2007, the Company’s Board of Directors amended Article VII, Sections 34 and 36(a) of the Company’s Bylaws, effective immediately, to permit the Company to issue uncertificated shares. Previously, the Bylaws required that all shares of the Company’s capital stock be represented by stock certificates. Under recently adopted NASDAQ Rule 4350(l), issuers are required to be eligible to participate in a direct registration system under which shares are uncertificated and represented by electronic record. The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended, a copy of which is filed as Exhibit 3.02 to this Form 8-K and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements And Exhibits.

(d) Exhibits.

3.02	Bylaws, amended as of December 7, 2007.

99.1	Amendment to Employment Agreement effective November 1, 1996 by and between the Company and Richard B. Hollis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLIS-EDEN PHARMACEUTICALS, INC.

Dated: December 10, 2007	By:	/s/ Robert W. Weber
Robert W. Weber Chief Accounting Officer and Interim Chief Financial Officer

EXHIBIT INDEX

3.02	Bylaws, amended as of December 7, 2007.

99.1	Amendment to Employment Agreement effective November 1, 1996 by and between the Company and Richard B. Hollis.